For Immediate Release	Exhibit 99.1
Contact: Dennis J. Simonis
President — 808-969-8052

ML Macadamia Orchards, L.P. Signs
Agreement to Acquire Mac Farms

— Action Positions ML Macadamia Orchards Strategically
as a Fully Integrated Grower, Processor and Marketer —

Hilo, Hawaii (May 25, 2007) — ML Macadamia Orchards, L.P. (MLMO, NYSE: NUT), Mac Farms of Hawaii, LLC (Mac Farms) and Kapua Orchard Estates, LLC (Kapua) have signed a definitive acquisition agreement providing that MLMO would acquire substantially all of the operating assets of Mac Farms.  In addition, MLMO would lease a 14.955-acre processing plant from Mac Farms and the 3,998-acre macadamia orchard owned by Kapua.  Mac Farms owns the second largest macadamia nut processing facility in Hawaii and markets macadamia nuts both commercially and at retail under the brand names Mac Farms® and Kona Select®.

“This transaction is an ideal strategic move for our company as it will allow us to vertically integrate our traditional farming operations with effective and experienced processing and marketing operations,” said Dennis J. Simonis, President and CEO of MLMO.  “Our goal is to be the number one processor and marketer of premium Hawaii macadamia products, both locally and globally.”

MLMO has agreed to acquire all of Mac Farms’ nut processing and farming equipment, along with its brands, trademarks and other intangibles in exchange for 650,000 newly issued Class A Partnership units.  Additionally, it has agreed to acquire the inventories and certain other current assets of Mac Farms and will assume most current liabilities at their net book value for cash.  The net value is estimated at $8,500,000.  A 20-year lease has been negotiated for the real estate and processing plant used in the nut processing operation and a five-year lease has been negotiated with Kapua for its orchard.

The proposed transaction requires clearance from the Securities and Exchange Commission (SEC) and the approval of a majority of the unit holders of ML Macadamia Orchards. A proxy statement will be mailed to all unit holders in early August 2007 and the transaction is expected to close in October 2007.  MLMO is filing a Form 8-K with the SEC and will include the acquisition agreement and the related lease documents in its filing.

“The greatest beneficiaries of this agreement should be our unit holders and the Hawaii macadamia industry,” Simonis noted.  “The synergies we expect from the combination of these assets and expertise should provide new growth opportunities and enhanced value to our unit holders and help restore Hawaii’s position as a global leader in the macadamia industry.”

ML Macadamia Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 4,189 acres of orchards.  All of its orchards, assets and employees are based on the island of Hawaii where macadamia yields are the highest in the world.

Important Additional Information Will be filed with the SEC

In connection with the proposed transactions, MLMO will file a proxy statement with the SEC. UNIT HOLDERS OF MLMO ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND THE PARTIES THERETO. Unit holders may obtain a free copy of the proxy statement (when available) and other documents filed by MLMO at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to MLMO Investor Relations, telephone: (808) 969-8057 or on investor relations page of MLMO’s website at www.mlmacadamia.com.

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Safe Harbor Statement — This press release contains forward-looking statements regarding certain events and future performance of the Partnership that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The Partnership files documents with the Securities and Exchange Commission, such as Form 10-K, Form 10Q and Form 8-K reports, which contain a description of these and other risks and uncertainties that could cause actual results to differ from current expectations and the forward-looking statements contained in this press release.